Exhibit 10.1

FAX : BARIETTI

Blanket Standard Terms / Synchronization License Agreement (Merchandise)

THIS LICENSE AGREEMENT ("Agreement") is made as of October 27, 2009 by and between EMI Entertainment World, Inc. on behalf of each "Publisher" specified in connection with each Composition licensed hereunder, 75 Ninth Avenue, 4th Floor, New York, NY 10011 and Atlantis Internet Group Corporation, 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169 ("Licensee"). All capitalized terms in this Agreement are defined in paragraph 1 below, unless otherwise indicated. This Agreement shall function as a so-called blanket license between the parties, and as such, throughout the Term, various specified Compositions may be licensed in connection with various specified Products, in accordance with the parties' mutually negotiated Standard Terms and the applicable Short Form License(s). In the event of any inconsistency(ies) between the provisions of the Standard Terms (below) and the provisions of a Short Form License, the latter shall control.

WHEREAS, Licensee is engaged in the so-called slot machine gaming industry, and whereas Publisher controls the music publishing rights in certain music publishing catalogs; and

WHEREAS, Licensee desires to obtain and Publisher desires to grant a license for the use of certain specified Composition(s) in certain specified Product(s);

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

STANDARD TERMS

1. Definitions.

(a) "Agreement" means (i) this blanket synchronization license agreement, which encompasses the parties' mutually negotiated standard terms and conditions ("Standard Terms") as set forth below, and (ii) each "Short Form License" to which the Standard Terms apply, which lists specific Term, Territory, Usage, Composition, and Product details in connection with the licensed use of a Composition in a Product under this Agreement, in substantially the same format as set forth on Exhibit A, attached hereto (each a "Short Form License", collectively "Short Form Licenses"). Upon full execution and payment of a Short Form License by the parties hereto, the listed composition and product on such Short Form License shall each respectively be deemed a Composition and Product under this Agreement, effective as of the date set forth on such applicable Short Form License. Each Short Form License shall be governed by the terms and conditions of this Agreement, and each Short Form License shall stand separate and apart from other Short Forms Licenses executed hereunder. There shall be no cross-collateralization between Compositions of any monies due and/or payable under this Agreement or the applicable Short Form Licenses.

(b) "Composition" means the musical composition specified by title in this Agreement which is owned and/or controlled in whole or in part by Publisher, and which is made available, in Publisher's discretion and subject to Publisher's written approval, to Licensee subject to the terms and conditions set forth in this Agreement. With respect to any Composition which is or may be owned or controlled by Publisher only in part, the term "Composition" shall refer only to that portion of the musical composition owned or controlled by Publisher.

(c) "Product" means the Licensee's slot machine product specified by its name in this Agreement which is licensed to embody the Composition as set forth in this Agreement. Publisher grants Licensee the non-exclusive limited rights to (i) record and use the Composition in the Product, and (ii) manufacture (or cause the manufacture of) and distribute (or cause the distribution of) the Product by sale or otherwise in the Territory during the Term subject to the terms and conditions of this Agreement. Unless otherwise specifically set forth below, no rights are granted for use of the Composition for on-line services (whether viewable in real time or downloadable), cable, satellite, interactive television, or any other configuration, platform, media or storage device, except as expressly granted in this Agreement. Use of the Composition on any such other configuration, platform, medium, or storage device shall require Publisher's prior written consent.

(d) "Promotional Excerpts" means Licensee's right to synchronize the Composition in in-context Product excerpts (e.g., trailers) in connection with the promotion, demonstration, and/or marketing of the Product. The Promotional Excerpts may be exhibited promotionally solely in the media set forth below, which may (or may not) include the following, strictly as specified below: (i) at industry trade shows and conventions, "in-house" presentations and internal sales meetings, public relations events, and in-store stations located at retail outlets where the Product is sold ("Promo Media - Industrial"); and (ii) in digital computer-readable or other form on Licensee's proprietary

website(s) devoted to the marketing and promotion of the Product and/or on third party websites authorized by Licensee (subject to Publisher's prior written approval) (each, a "Website") in a streaming-only (non-downloadable) format, provided that the Promotional Excerpts (and the Composition) as embedded in the applicable web page of a Website cannot and shall not be offered or provided in or as a separate, downloadable, or alterable file, and to publicly perform the Composition (as embedded in the Promotional Excerpts) in that portion of the Territory comprised of the United States ("Promo Media – Internet Streaming"). Publisher retains the right to deny approval of any proposed third party Website, in its sole reasonable discretion.

(e) The "Term" and "Territory" of the Usage licensed hereunder are specified in the applicable Short Form License, and refer to the time period and geographic area licensed hereunder, respectively. The "Term" of this Agreement shall be one (1) year, commencing on the date set forth below, and shall automatically renew for consecutive one (1) year terms unless otherwise terminated in writing at any time by either party hereto. Notwithstanding the foregoing, the Term of each Short Form License shall listed on each applicable Short Form License, commencing on the initial commercial release date of the specified edition of the Product (but in no event later than six (6) months after the date of the applicable Short Form License), and terminating five (5) years later,.

(f) "Usage" means the type, maximum duration and number of uses of the Composition to be recorded in the Product. The Usage granted hereunder is one continuous use of an excerpt of the Composition, not to exceed sixty seconds (:60), which may be replayed multiple times within the Product, and up to full use of the Composition, which may be heard on demand through the Product ("Play"), unless otherwise indicated on the applicable Short Form License.

2. Licensing Fees.

(a) Buyout. Solely in the event that a so-called "buyout" fee is specified on the applicable Short Form License, such one-time buyout fee is payable hereunder in connection with the rights granted on the applicable Short Form License, and subparagraph 2(b) below shall not apply. The buyout fee shall be payable hereunder upon Licensee's receipt of Publisher's invoice, but in no event later than upon execution of the applicable Short Form License.

(b) Advance with Royalty. Solely in the event that a so-called "advance" and/or "royalty" fee is specified on the applicable Short Form License, this subparagraph 2(b) shall govern payment of fees due hereunder, as follows:

(i) As used herein: (A) each unit of the Product placed/distributed shall be referred to as a "Copy" and collectively as the "Copies"; (B) "Copy(ies) Sold" and "sales" mean one hundred (100%) percent of those Copies shipped or otherwise distributed by Licensee (or its sublicensees) and not returned; (C) each time a Composition is played through the Product using its jukebox function shall be referred to as a "Play"; and (D) "Publisher's Prorata Share" shall mean that percentage of Publisher's ownership and control of the Composition, as set forth in the applicable Short Form License. It is understood and agreed that there shall be no free or bonus goods of the Product, as such term is understood in the industry, i.e., all Copies distributed, regardless of price, shall bear a full royalty hereunder. Notwithstanding the foregoing, Copies distributed free of charge and solely for purposes of promotion or critique, shall be royalty-free, provided that such royalty-free Copies distributed hereunder shall not exceed fifty (50) Copies per Product (unless otherwise set forth in the applicable Short Form License), in the aggregate, during the Term.

(ii) A non-returnable, recoupable advance ("Advance") in connection with the Composition is payable hereunder upon Licensee's receipt of Publisher's invoice, but in no event later than upon execution of the applicable Short Form License, against Copies Sold and against Play(s). The Advance shall be recouped in accordance with the Royalty formula set forth herein and on the applicable Short Form License.

(iii) Upon recoupment of the Advance, Licensee shall pay Publisher a specified per-Composition, per-Copy royalty and, as applicable, per-Play royalty ("Royalty"), subject to the accounting provisions set forth below.

(iv) Licensee will account to Publisher on a quarterly basis, indicating, as applicable, on a country-by-country, Composition-by-Composition, Product-by-Product basis, the number of Copies Sold or otherwise distributed in the Territory at a rate of one dollar ($1.00) per Copy Sold and the number of Plays at a rate of One-half of one cent ($0.005) per Play, within forty-five (45) days following each March 31, June 30, September 30 and December 31, whether or not there have been any Plays or Copies sold or otherwise distributed within such three (3) month period. Licensee shall make such accountings to Publisher via electronic accounting statements (along with a hard (paper) copy) in a mutually compatible computer data format. Licensee agrees to keep and maintain true and accurate records and books of account in connection with the sale of Copies and Plays and all transactions otherwise contemplated under this Agreement, and shall retain all such records and books for a period of not less than four (4) years after each accounting to Publisher. Publisher, by its designated representative, shall have the right, upon

reasonable written notice, and during normal office hours, no more than one (1) time per year, to examine the books and records of Licensee, at Licensee's regular place of business in the United States where the books and records are maintained, as the same pertain to the subject matter of this Agreement, and to make copies and extracts thereof. Licensee shall cooperate with Publisher's representatives to assist them in understanding all such material. If, as a result of any audit, it is determined that Licensee has understated the royalties due to Publisher by ten (10%) percent or more, Licensee shall pay to Publisher the amount by which royalties have been understated and shall reimburse Publisher for the cost of the audit.

(c) Licensee shall promptly furnish Publisher with three (3) royalty-free Copies of the Product upon execution of this Agreement, but in no event later than the initial commercial release date of the Product. Publisher shall also have the right to purchase additional royalty-free Copies of the Product from Licensee at the wholesale selling price thereof.

(d) Payments hereunder shall be in United States Dollars, and shall be sent to Publisher, Attention: Accounts Payable, by executing a paper check through a United States bank made payable to EMI Entertainment World, Inc., or, alternatively, by method of telegraphic bank wire transfer as follows: JP Morgan Chase Bank, 1 Chase Manhattan Plaza, New York, NY 10081, ABA# 021000021, SWIFT CODE: CHASUS33, Account # 323-882560. No payments shall be diminished or reduced in any manner for any reason, including without limitation, any withholdings, currency restrictions, exchanges or taxes. Upon written request, Publisher shall provide Licensee with a current W-9 form. All accountings and payments must be received by Publisher on the date such payment and statement is due, according to the terms of this Agreement, time being of the essence hereof.

(e) Without limiting Publisher's rights and remedies hereunder, at law or in equity, (i) past-due payments are subject to and to be accompanied by payment of interest thereon at the prime rate as established on the due date by The Bank of New York plus two (2%) percent compounded daily and computed from the date(s) upon which each such payment(s) first became due until the date(s) upon which each such payment(s) is remitted to Publisher and (ii) Licensee shall reimburse Publisher, within five (5) days from receipt of its invoice, for Publisher's reasonable attorney's fees and costs arising out of any material breach of this Agreement, including, without limitation, any failure by Licensee timely to render statements and account to Licensor with respect to royalties which accrue to Publisher in connection with Licensee's exploitation of its rights hereunder pursuant to the applicable provisions hereof.

3. Favored Nations. Unless otherwise indicated on the applicable Short Form License, during the Term, on a prorata basis, if Licensee shall pay to a music publisher (including a co-publisher) or master owner of any musical composition used in a similar manner in the Product as the Composition any compensation or consideration (collectively, "Compensation") in excess of the compensation or consideration to be paid to Publisher hereunder, then, effective as of the date of such agreement with any such third party, Licensee shall immediately pay to Publisher an amount equal to such Compensation in excess of the compensation or consideration to be paid to Publisher hereunder, and the applicable Short Form License shall be deemed amended effective as of the date of such agreement with any such third party, to include such more favorable provision(s). Subject to confidentiality obligations, upon request, Licensee shall supply to Publisher copies of the relevant provisions of all such agreements, or true and accurate excerpts or information pertaining thereto.

4. Print Rights / Credits. Unless otherwise indicated on the applicable Short Form License, Licensee acknowledges and agrees that the rights granted hereunder do not include the right to reprint or use the lyrics and musical notation of the Composition in connection with the Product. Licensee agrees that in conjunction with the use of the Composition in connection with the Product, each Copy (or the packaging therefor) must contain a credit for the Composition, as set forth on the applicable Short Form License. Except as provided in the foregoing sentence, no right whatsoever is being granted hereunder to use or authorize other persons to use the name (including any professional names, previously, now or hereafter used), facsimile signatures, voices, likenesses or biographical material of, concerning, or regarding (any of) the writer(s) of the Composition for any purpose whatsoever, including, without limitation, for purposes of exploitation of the Product hereunder. Rights to display lyrics on screen and in Product manual, or as title for in-game menu or on Product packaging are not granted hereunder, but may be specially negotiated.

5. Arrangements / Copies.

Any arrangement(s) which Licensee shall cause to be made of the Composition hereunder shall be made at Licensee's own expense and shall be created only as the result of a "Work Made For Hire" for Publisher as such term is used in the United States Copyright Law. Licensee hereby sells, assigns and transfers any such arrangement to Publisher and the worldwide copyright and renewals and extensions of copyright therein. The arranger shall not be entitled to authorship credit or status as a collaborator or any remuneration by way of royalty or otherwise from the authors of the Composition or from Publisher or from any performing rights society. Licensee warrants and represents that all persons rendering services in connection with the creation of arrangements of the Composition shall have executed written agreement(s), in full compliance with the laws of the United States and other countries,

stating that those arrangements are considered a work made for hire for Publisher and irrevocably assigning all such person's rights throughout the Territory in perpetuity, including without limitation copyrights, in those materials to Publisher. Upon Publisher's request, Licensee will cause to be executed and delivered to Publisher all assignments and transfers of ownership of copyright (including without limitation all copyright registrations and applications, and all renewals and extensions thereof) in the arrangements, and any other documents as Publisher may deem necessary or appropriate to vest in Publisher the rights granted to Publisher in this Agreement. No arrangement shall change the basic melody of the Composition.

6. Assignment. This license is binding upon and shall inure to the benefit of the respective licensees, successors and/or assigns of the parties hereto. Publisher may assign this Agreement and any of its rights hereunder in whole or in part to any third party. Licensee may not assign this Agreement or any of its rights or obligations hereunder without Publisher's prior written consent; any such assignment or transfer shall not relieve Licensee of its obligations and liabilities hereunder.

7. Event of Default / Cure.

(a) A Short Form License hereunder shall automatically terminate if any monetary payment due under such Short Form License has not been paid in full upon the dates set forth herein, subject to the cure provisions specified below.

(b) As used herein, the term "Event of Default" shall mean any of the following events: (i) Licensee's failure or inability to fulfill any of its material obligations hereunder for any reason, and (ii) any action by Licensee which jeopardizes any material right or remedy of Publisher hereunder, for reasons including but not limited to: Licensee's dissolution or the liquidation of any substantial portion of its assets; the filing by or against Licensee of a petition for liquidation or reorganization or the commencement of an action against it under any applicable bankruptcy or insolvency legislation as now or hereafter in effect or under any similar statute relating to liquidation or reorganization or Licensee's consenting to any of the foregoing; the appointment of a trustee, receiver, custodian or similar appointee for Licensee or for any of its property or Licensee consenting to any such appointment; Licensee's making of an assignment for the benefit of creditors; or Licensee winding down or becoming insolvent.

(c) Without limiting or affecting the rights or remedies which Publisher may have under this Agreement or at law or equity, with respect to Licensee's obligations under this Agreement or an applicable Short Form License, it is agreed that if an Event of Default occurs or in the event of a breach on the part of Licensee, Publisher will notify Licensee in writing of such default or breach and Licensee shall have ten (10) business days (except five (5) business days if with respect to payment of any monies whatsoever) from receipt of such notice in which to cure such default or breach after which time the applicable Short Form License and all of Licensee's rights and remedies thereunder shall automatically terminate. In the event of an automatic termination under this paragraph and without prejudice to any other rights and remedies, Publisher shall have the rights and remedies for copyright infringement, including injunctive relief. The termination of a Short Form License hereunder pursuant to this paragraph shall render either the making or the distribution, or both, of all Copies of the Product embodying the Composition actionable as an act of copyright infringement fully subject to the remedies provided by the Copyright Act, Title 17, of the United States Code, together with other legal and equitable remedies available to Publisher.

8. Warranties, Representations and Indemnity.

(a) Publisher warrants only that it has the legal right, power and authority to grant this license and this license is given and accepted without any other warranty or recourse. Subject to Licensee's full and complete compliance with all of the material terms and conditions contained in this Agreement, Publisher hereby agrees to indemnify and hold harmless Licensee and its respective officers, directors, agents, and employees ("Indemnitees") from and against any and all liabilities, damages, costs, charges, recoveries, judgments, penalties, expenses or losses of whatsoever kind or nature, actually incurred by Indemnitees (including reasonable attorneys' fees and disbursements) which may be obtained against, imposed upon or suffered by Indemnitees by reason of any breach by Publisher of its warranties or representations hereunder. If a court of competent jurisdiction shall render a final judgment that said warranty shall be breached in whole or in part, Publisher shall hold Indemnitees harmless in respect of Indemnitees' actual loss provided in no event shall the total liability of Publisher in connection with the rights granted for the Composition licensed on a particular Short Form License exceed the consideration received by Publisher in connection with the licensing of said Composition. Licensee will give Publisher prompt notice of any claim that would be subject to indemnification under this paragraph, and Publisher will have the right to assume the defense thereof at Publisher's expense.

(b) Licensee represents and warrants that: there are no actions, suits, proceedings, agreements or other impediments, actual or threatened, which would prevent or impair it from performing its duties and obligations

hereunder, that it is fully empowered to enter into this Agreement and to perform its duties and obligations hereunder, that it is and shall at all times remain possessed of all rights necessary for it to completely fulfill all of its material obligations hereunder, and that its entering into this Agreement and fulfilling such obligations does not and shall not infringe upon the rights of any person whatsoever, nor shall Licensee's manufacture and distribution of the Product. Licensee shall obtain, an maintain during the Term, all necessary licenses covering Licensee's use of all intellectual property contained in or used in connection with the Product. Except as expressly provided herein to the contrary and except with respect to contractual obligations contained in contracts executed by Publisher, Publisher shall have no monetary obligation whatsoever to Licensee, artists, producers, or any other third party for or in connection with the Product, this Agreement, or Licensee's exercise of its rights hereunder. Licensee will promptly furnish Publisher with written confirmation of the initial commercial sale of the Product in the Territory during the Term.

(c) Licensee agrees to fully indemnify and hold harmless Publisher and its respective officers, directors, agents and employees ("Publisher Indemnitees") from and against any and all liabilities, claims, causes of actions, damages, interest, charges, recoveries, judgments, penalties, expenses or losses (including without limitation, legal expenses and counsel fees and disbursements) of any kind whatsoever which may be occasioned, suffered or incurred by Publisher Indemnitees, either directly or indirectly, in whole or in part, resulting from or in connection with any breach or threatened breach by Licensee of any of the terms, covenants, representations and warranties contained herein, and/or any claim by any third party inconsistent with any of the representations, warranties and covenants hereunder. In addition, Licensee will reimburse Publisher on demand for any payment made at any time after the date of this Agreement for any liability or claim to which this clause relates that has resulted in a judgment against Publisher or which has been settled with the written consent of Licensee (which consent shall not unreasonably be withheld or delayed). Publisher will give Licensee prompt notice of any lawsuit instituted hereunder, and Licensee will have the right to participate in the defense, at Licensee's sole cost, with counsel of Licensee's choice, but Publisher will have the right at all times to control and maintain control of the conduct of the defense and the selection of Publisher's counsel.

9. Governing Law. This Agreement has been entered into and delivered in the State of New York and the validity, interpretation and legal effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York. Only the New York courts (state and federal) will have jurisdiction over any controversies regarding this Agreement, and the transactions contemplated by this Agreement; any action or other proceeding which involves such a controversy will be brought in those courts, in New York County, and not elsewhere. Licensee hereby irrevocably submits to the jurisdiction of the New York courts (state and federal) in any such action or proceeding and irrevocably waives any right to contest the jurisdiction (in rem or in personam) or power or decision of that court within or without the United States other than appropriate appellate courts having jurisdiction over appeals from such court(s). Licensee also irrevocably waives any defense of inconvenient forum to the maintenance of any such action or proceeding. Any process in any action or proceeding may, among other methods, be served upon Licensee by delivering it or mailing it in accordance with this Agreement. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

10. Notices. All notices and payments hereunder required to be given to Publisher shall be sent to the address set forth below, or to such other address as Publisher may hereafter designate in writing to Licensee, as follows: Attention: Music Services Licensing. All notices hereunder required to be given to Licensee shall be sent to Licensee at the address set forth below, or to such other address as Licensee may hereafter designate in writing to Publisher. Any notice shall be deemed complete when the same (containing whatever information may be required hereunder) is deposited in any mail box properly addressed and sent as aforesaid, except that: (a) all materials personally delivered shall be deemed served when actually received by the party to whom addressed; (b) air express materials shall be deemed served on the day of delivery to the air express company; (c) notices of change of address shall be effective only from the date of receipt; and (d) royalty statements, if applicable, may be sent by regular mail and shall be deemed rendered when actually received by Publisher.

11. Reservation of Rights/Restrictions. Except as otherwise provided on the applicable Short Form License:

(a) Public Performance: Unless otherwise specifically granted on the applicable Short Form License, no telecast, exhibition, broadcast or transmission of the Composition as contained in the Product or Promotional Excerpts shall be made or permitted by Licensee without a prior synchronization license obtained by Licensee from Publisher. The monies payable hereunder do not include public performance fees which may become payable by any third party by reason of its public performance of the Composition. Any third party publicly performing the Composition is required to first obtain the proper license(s), at the discretion of Publisher, either directly from Publisher, from the appropriate performance right society(ies) or from another designee of Publisher; provided that Licensee shall have the right to exhibit the Product and Promotional Excerpts at industry trade shows, in-context only, and only for demonstration purposes.

(b) <u>Security Measures:</u> If and as applicable, Licensee at all times shall institute (or cause to be instituted) security measures with respect to all aspects of its distributions of the Product and/or Promotional Excerpts designed to: (i) prevent the Product, Promotional Excerpts and the Composition from being copied, played, distributed, transmitted, performed, used or exploited, in whole or in part, in any format or by any means other than in the format and by the means permitted by Publisher hereunder; (ii) prevent unauthorized reproduction and distribution of the Product, Promotional Excerpts and the Composition; (iii) be sufficient, as determined by Publisher, to track and enforce the use limitations and other restrictions described in this Agreement; and, if any digital transmission rights of any kind whatsoever are being granted hereunder (iv) meet or exceed current industry standards as they exist from time to time for the licensed delivery of Products, Promotional Excerpts, and/or music via digital transmission (including, without limitation, anti-virus, firewall, password, and anti-hacking protections).

(c) This Agreement does not authorize or permit any use of the Composition not expressly set forth herein or on the applicable Short Form License, and, unless otherwise specifically agreed, the terms of this Agreement are limited to the use of the Composition only as originally fixed in the Product (i.e., manner, placement, use), provided that the Composition as embodied in the Product cannot and shall not be offered or provided in or as a separate, downloadable, or alterable file or format. Unless otherwise specifically agreed in writing, this Agreement does not authorize or permit Licensee to: parody or alter the fundamental character of the music and lyrics of the Composition; make foreign adaptations and/or translations of the music and lyrics of the Composition; use the title or subtitle of the Composition as the title or name of the Product; use the story of the Composition or dramatically depict the Composition; make phonorecords of the Composition; use a particular master recording or soundalike recording and/or any audiovisual master of the Composition, such rights to be licensed separately from the applicable copyright owner thereof, it being specifically agreed that Publisher makes no representation or warranty as to the use of any master or soundalike recording of the Composition; use the Composition in a manner without regard to social convention and decency so as to bring the Composition, writers, or Publisher into public disrepute or adverse scrutiny; or, use the Composition in any media format not specifically stated herein or on the applicable Short Form License. Any such use by Licensee (or authorized by Licensee) shall be a material breach of this Agreement, shall render all aspects of this Agreement immediately null and void, and this Agreement and terms thereof shall be terminated. Publisher reserves all rights not expressly granted to Licensee hereunder. All rights granted hereunder are granted on a non-exclusive basis.

12. <u>No Partnership.</u> Nothing contained herein shall create any association, partnership, joint venture or relationship of principal and agent between the parties hereto; it being understood that the parties hereto are, with respect to each other, independent contractors, and neither party shall have any authority to bind the other or the other's representatives in any way and shall not hold itself out to any third party as having authority. Nothing herein shall prevent or affect Licensee's right to enter into any agreement similar to this Agreement with any other party with respect to any musical compositions not owned or controlled in whole or in part by Publisher, provided such agreement does not interfere with the complete fulfillment by Licensee of all its obligations hereunder. Nothing herein shall prevent or affect Publisher's right to enter into any agreement similar to this Agreement with any other third party.

13. <u>Miscellaneous.</u> (a) This Agreement contains the entire understanding of the parties to this Agreement relating to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, agreements, and alleged agreements, representations, covenants and warranties concerning the subject matter of this Agreement are merged herein. This is a fully-integrated agreement. (b) A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. (c) All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party, whether expressed herein, or otherwise. (d) Licensee shall keep this Agreement confidential and shall not disclose the information contained herein at any time to any third party except to the extent required by an order of a court or other tribunal having jurisdiction or pursuant to rules and regulations of a governmental body. Notwithstanding the foregoing, Publisher acknowledges and agrees that in certain situations, such as where third parties require a favored nations provision, the information contained in this Agreement may have to be divulged with respect to fees and/or rights granted hereunder. (e) Licensee shall use best business efforts to accord appropriate copyright credit to Publisher and its writers in a manner that is industry-standard for the relevant usage. Licensee shall comply with all applicable laws and limitations regarding the subject matter hereof, including but not limited to copyright laws, throughout the Territory. The rights granted herein shall be subject to any applicable rules and regulations of any local rights, collection or other society to whom Publisher has granted or may grant rights in or with respect to the Composition(s) affected by this Agreement anywhere in the Territory (f) This license shall not be changed or modified, or any covenant, representation, warranty or provision hereof waived, except by a license in writing signed by the party against whom such change, modification or waiver is sought to be charged.

IN WITNESS WHEREOF, the parties have caused the foregoing to be executed as of the date first below written.

EMI Entertainment World, Inc. on behalf of each Publisher specified hereunder for each Composition licensed herein

By: ______________________
An Authorized Signatory

Atlantis Internet Group Corporation

By: Donald L. Bailey
An Authorized Signatory

EXHIBIT A
Synchronization License Agreement (Merchandise)

Dated: October 28, 2008
Effective as of: Start Date

THIS LICENSE AGREEMENT ("Short Form License") is made by and between EMI Entertainment World, Inc. on behalf of the/each "Publisher" specified below in connection with the/each Composition licensed herein, 75 Ninth Avenue, 4th Floor, New York, NY 10011 and Atlantis Internet Group Corporation, 3960 Howard Hughes Parkway Suite 500 Las Vegas, NV 89169 ("Licensee"). This Short Form License is being issued in accordance with and subject to the terms and conditions of the so-called blanket Agreement between Publisher and Licensee dated as of October 28, 2008, which remains in full force and effect. All capitalized terms in this Short Form License are defined in the Standard Terms as set forth in the Agreement, unless otherwise indicated. The parties hereto hereby agree that the Standard Terms are binding and are incorporated into this Short Form License by this reference as if fully stated herein. In the event of any inconsistency(ies) between the provisions of the Standard Terms and the provisions of this Short Form License, the latter shall control.

WHEREAS, Licensee desires to obtain and Publisher desires to grant a license for the use of certain specified Composition(s) in Licensee's slot machine Product, as indicated below;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

PRODUCT: JUKEBOX SLOTS

TERRITORY: United States
TERM: Three (3) years commencing August 22, 2008 and terminating August 21, 2011.

TIMING / USE: Visual-vocal up to sixty seconds (:60) during game play, and up to full use of the Composition, which may be heard on demand through the Product, during digital jukebox use ("Play").

MEDIA: Jukebox / Slots. Gaming Machines - an electronic and/or mechanical device for use in legal gaming jurisdictions on which a wager is placed, including but not limited to slot machines, video "lottery" terminal devices, devices with video displays, spinning reel displays or combinations thereof, and gaming devices which may operate from a mainframe network or central determination system rather than independently.

FEE TYPE: Per-Copy Royalty & Per-Play Royalty

PER COPY RATE: (per 100% Composition) One Dollar ($1.00)

PER-PLAY ROYALTY: (per 100% Composition) One-half of one cent ($0.005)

TOTAL ADJUSTED FEE DUE NOW: ADVANCE: Twenty Five Thousand Dollars ($25,000.00)

MFN: Yes, per Standard Terms

Composition Credit Information: SEE SCHEDULE A ATTACHED HERETO, FOR ALL SONG DETAILS

COMPOSITION: _____
WRITER(S): _____
PUBLISHER(S): _____
% OWNED/CONTROLLED: _____
U.S. SOCIETY(IES): ASCAP / BMI / SESAC

IN WITNESS WHEREOF, the parties have caused this SHORT FORM LICENSE to be executed as of the date first written below, and acknowledge that this SHORT FORM LICENSE is being issued in accordance with the afore-referenced Agreement, and includes the Standard Terms set forth therein.

EMI Entertainment World, Inc. on behalf of the/each Publisher specified hereunder for each Composition licensed herein

By:____________________
An Authorized Signatory

Atlantis Internet Group Corporation

By: Donald J Bailey
An Authorized Signatory